UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2006

FARO Technologies, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Technology Park, Lake Mary, Florida		32746

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 333-9911

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement

ITEM 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

          On July 11, 2006, FARO Technologies, Inc. entered into an Amended and Restated Loan Agreement with SunTrust Bank (the “Amended Loan Agreement”).  The Amended Loan Agreement replaces FARO’s prior $5 million loan agreement with SunTrust Bank entered into on September 17, 2003.

          The Amended Loan Agreement provides for a revolving loan commitment of $30 million.  Loans under the Amended Loan Agreement bear interest at a rate of LIBOR plus 1.75%.  The term of the Amended Loan Agreement extends to April 30, 2009 (the “Maturity Date”), at which time the entire outstanding balance of the revolving loans is due.  Under the Amended Loan Agreement, FARO shall pay to SunTrust Bank a one-time commitment fee in the amount of $75,000 and an unused line fee on the last day of each month in arrears during the term of the Amended Loan Agreement in an amount of 0.25% per annum multiplied by the revolving loan commitment less the average daily balance of the outstanding revolving loans during the immediately preceding month.  All outstanding amounts under the Amended Loan Agreement are secured by a first priority security interest in all of FARO’s assets and are guaranteed by FARO’s domestic subsidiaries.

          The proceeds of the revolving loans shall be used to finance working capital needs and for other general corporate purposes. FARO is not permitted to use the proceeds of the loans to finance any acquisition for a gross purchase price of $10,000,000 or more without the prior written consent of SunTrust Bank.

          The repayment of the revolving loans can be accelerated upon various events, including:

          (a)          Immediately upon the receipt by FARO of the net cash proceeds of any asset sale by FARO, in an amount equal to all of such net cash proceeds; and

          (b)          An event of default, which include:

                         (i)          the failure to pay the principal when due or any interest or fee within five days of the due date;

                         (ii)         any representation or warranty by FARO under the Amended Loan Agreement or any related document shall prove to have been incorrect, incomplete, or misleading in any material respect;

                         (iii)        the failure to perform or observe various covenants contained in Amended Loan Agreement, including the failure to maintain a current ratio of not less than 2.5 to 1.0, consolidated EBITDA, on a rolling four quarters basis, of not less than $8,000,000 for all periods through December 31, 2006 and $9,000,000 thereafter, and a senior funded debt to EBITDA ratio of not more than 2.25 to 1.0

                         (iv)         FARO’s insolvency, certain reportable ERISA events by FARO, a failure by FARO to pay a judgment in excess of $100,000, or a change of control of FARO; and

                         (v)          Any security interest or mortgage granted to SunTrust Bank ceases to be perfected or have first priority.

Item 9.01     Exhibits.

          See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

(Registrant)
Date July 14, 2006
/s/ Barbara Smith

Barbara Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Loan Agreement dated July 11, 2006 between FARO Technologies, Inc. and SunTrust Bank.